23A SBIC/Interline Brands, Inc. Exhibit 99.1

Name and Address of Reporting Person	Designated Reporter1	Statement for month/day/year	Deemed Execution Date , if any (month/day/ year)	Issuer Name, Ticker or Trading Symbol	Title of Security[1]	Title of Derivative Securities and Title and Amount of Securities Underlying Derivative Securities	Ownership Form: Direct (D) or Indirect (I)	Nature of Indirect Beneficial Ownership[1]	Disclaims Pecuniary Interest
J.P. Morgan Partners (23A SBIC Manager), Inc. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas 40th Floor New York, New York 10020	J.P. Morgan Partners (23A SBIC), LP	December 20, 2004	N/A	Interline Brands, Inc. ("IBI")	Common Stock	N/A	I	See Explanatory Note 2 below	No
J.P. Morgan Chase Bank 270 Park Avenue 35th Floor New York, NY 10017	J.P. Morgan Partners (23A SBIC), LP	December 20, 2004	N/A	Interline Brands, Inc. ("IBI")	Common Stock	N/A	I	See Explanatory Note 3 below	No
J.P. Morgan Chase & Co. 270 Park Avenue 35th Floor New York, NY 10017	J.P. Morgan Partners (23A SBIC), LP	December 20, 2004	N/A	Interline Brands, Inc. ("IBI")	Common Stock	N/A	I	See Explanatory Note 4 below	No

Explanatory Note:

1)	The Designated Reporter is executing this report on behalf of all Reporting Persons, each of whom has authorized it to do so. Each of such Persons disclaims beneficial ownership of the securities to the extent it exceeds such Person’s pecuniary interest therein.

2)	The amounts shown in Table I represent the beneficial ownership of the Issuer's equity securities by J.P. Morgan Partners (23A SBIC), L.P., (“JPM 23A SBIC”), a portion of which may be deemed attributable to the Reporting Person because the Reporting Person is the general partner of JPM 23A SBIC. The actual pro rata portion of such beneficial ownership that may be deemed to be attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return and vesting of interests within JPM 23A SBIC.

3)	The amounts shown in Table I represent the beneficial ownership of the Issuer’s equity securities by JPM 23A SBIC, a portion of which may be deemed attributable to the Reporting Person because it is the sole stockholder of J.P. Morgan Partners (23A SBIC Manager), Inc. (“SBIC Manager”), the general partner of JPM 23A SBIC. The actual pro rata portion of such beneficial ownership that may be deemed to be attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return and vesting of interests within JPM 23A SBIC.

4)	The amounts shown in Table I represent the beneficial ownership of the Issuer’s equity securities by JPM 23A SBIC, a portion of which may be deemed attributable to the Reporting Person because it is the sole stockholder of (a) The Chase Manhattan Bank, which is the sole stockholder of SBIC Manager, and (b) JPMP Capital Corporation, which is the general partner of JPMP Master Fund Manager, L.P., limited partner of JPM 23A SBIC. The actual pro rata portion of such beneficial ownership that may be attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return and vesting of interests within JPM 23A SBIC and its non-managing member.